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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Advanced Micro Devices, Inc. of our report dated July 24, 1995, except for Note 7 which is as of November 1, 1995, relating to the consolidated financial statements of NexGen, Inc., which appears in such Joint Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

Price Waterhouse LLP

San Jose, California
December 8, 1995